# INTERCOMPANY ASSIGNMENT AND ASSUMPTION AGREEMENT WITH THIRD PARTY CONSENT

This Assignment and Assumption Agreement is hereby entered into effective as February 13th 2009 by and between Assignor, International Apparel Group, Inc., a Nevada Corporation ("Assignor"), and Assignee, Active Apparel Group, Inc., a Florida Corporation ("Assignee").

In consideration of the sum of $10 and other good and valuable consideration, including the assumption of all financial obligations, and in order to execute third party funding as a single purpose entity, furnished to Assignor by the Assignee, the receipt and sufficiency whereof is hereby acknowledged, and approved by the respective board of directors and the board of directors of Total Apparel Group, Inc ("Guarantor"):

1) the Assignor and the Guarantor hereby request a formal waiver of the non-assignment clause that is currently stated in the distribution and license agreement between the assignor and Global Brands (Football) Pte Ltd, Inc.("Licensor")

2) in lieu of the acceptance of the aforementioned request of waiver of the non-assignment clause by the licensor, the Assignor hereby conveys, transfers, and assigns to the Assignee all of its right, title, and interest in and to that certain Distribution and License Agreement between Assignor, as distributer, and Global Brands (Football) Pte Ltd as Licensor, inter alia, dated **12 November** 2008, and all related agreements contemplated there-under (the "Distribution Agreement") to have and to hold unto its successors and assigns, to and for its and their own use and benefit forever.

3) the Assignee further accepts all of Assignor's right, title, and interest in and to the Distribution Agreement and assumes all of Assignor's rights and obligations under the Distribution Agreement. Assignee hereby agrees to all terms, covenants, and conditions of the Assignor under the Distribution Agreement and agrees to perform all obligations to be performed by Assignor there under. Assignee further indemnifies Assignor for any damages or claims arising out of breach of Assignee's obligations hereunder.

4) The Licensor, and its related entities hereby consent to this Assignment and Assumption Agreement.

**IN WITNESS WHEREOF**, the parties have caused this Agreement to be signed effective as of ____________________, 2009.

| Assignor: | Assignee: |
|---|---|
| International Apparel Group, Inc., | Active Apparel Group, Inc |
| a Nevada Corporation | a Florida Corporation |
| By: [signature] | By: [signature] |
| Name: [signature] | Name: [signature] |
| Title: Director | Title: Director |

Licensor, Global Brands Group, Inc. hereby contents to the above assignment. All terms and conditions including the guarantees of Total Apparel Group, Inc. remain as set forth in the Agreement.

| Licensor: | Guarantor |
|---|---|
| Global Brands (Football) Pte Ltd | Total Apparel Group, Inc. |
| By: [signature] | By: [signature] |
| Name: | Name: [signature] |
| Title: Mark Matheny<br>CEO & Co-chair | Title: CEO |

15 MAY 2009